UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011 (May 9, 2011)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2011, Forward Air Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved four proposals and an advisory selection on the frequency for holding “Say on Pay” vote. The proposals are described in detail in the Proxy Statement filed by the Company on March 29, 2011.

Proposal 1

The Company’s stockholders elected ten individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Allen	23,783,193	2,840,446	1,159,797
Bruce A. Campbell	25,453,268	1,170,371	1,159,797
C. Robert Campbell	25,986,384	637,255	1,159,797
Richard W. Hanselman	26,058,415	565,224	1,159,797
C. John Langley, Jr.	26,058,144	565,495	1,159,797
Tracy A. Leinbach	26,276,907	346,732	1,159,797
Larry D. Leinweber	26,334,057	289,582	1,159,797
G. Michael Lynch	26,334,657	288,982	1,159,797
Ray A. Mundy	25,410,836	1,212,803	1,159,797
Gary L. Paxton	26,262,597	361,042	1,159,797

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011, as set forth below:

Votes For	Votes Against	Abstentions
27,226,326	550,224	6,886

Proposal 3

The Company’s stockholders voted to approve revised performance criteria which may apply to performance-based stock awards granted under the Company’s Amended and Restated Stock Option and Incentive plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,028,825	2,254,996	1,339,818	1,159,797

Proposal 4

The Company’s stockholders voted to approve an advisory resolution on Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,972,382	1,317,142	1,334,115	1,159,797

Proposal 5

The results of the Company’s stockholders’ advisory vote on the frequency of holding a “Say on Pay” vote was as follows:

1 Year	2 Years	Votes for 3 Years	Abstentions
18,079,526	84,713	7,123,583	1,335,817

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 12, 2011	By:	/s/ Rodney L. Bell
Rodney L. Bell Senior Vice President, CFO and Treasurer